CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.


VeriSign

2593 COAST AVENUE
MOUNTAIN VIEW, CA  94043
PHONE:  (415) 961-7500  FAX:  (415) 961-7300
WEB:  www.verisign.com
                                             ISV MEMORANDUM OF UNDERSTANDING
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MEMORANDUM OF UNDERSTANDING
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This Memorandum of Understanding ("MOU") is entered into as of February 17, 1999
(the effective date) by VeriSign, Inc., a Delaware corporation with its principal place of business at 1390 Shorebird Way, Mountain View, CA 94043 ("VeriSign") and KeyNote Corporation ("Keynote"), a Delaware Corporation with its principal place of business at Two West Fifth Avenue, San Mateo, CA 94402. Collectively, all parties involved shall be referred to as the "Companies". This MOU is the first step towards a Joint Marketing and Development Agreement between the Companies. The purpose of the MOU and Joint Marketing and Development Agreement is to formalize the relationship between the companies and demonstrate a commitment to developing a structure for enabling the sales and support of Keynote products to VeriSign customers, and for enabling the marketing of Keynote Products through VeriSign sales channels.

1.   Recitals

Whereas: VeriSign and Keynote both provide products and services for the web commerce market, and

Whereas: VeriSign has an installed base of over 100,000 web commerce sites, and has put in place a set of outbound marketing programs intended to generate an additional 100,000 to 200,000 units in sales in 1999 and,

Whereas: Keynote has developed a performance monitoring service which could be marketed to VeriSign Secure Server ID and Global Server ID customers

Whereas: VeriSign intends to introduce a set of tiered Value Packages in Q 1 of 1999 which are intended to provide value-added offerings to our higher end customers and which are intended to result in incremental revenues for VeriSign

Whereas: VeriSign also has on-going communications with existing customers via quarterly newsletters, lifecycle messages, and the soon-to-be established Security Channel

Whereas: Keynote seeks access to VeriSign's customer base and seeks to avoid duplicating the expense of developing direct outbound marketing campaigns to customers

NOW THEREFORE, the Companies agree as follows:


2.   TERM OF AGREEMENT

The term of this agreement will be for two years. Upon agreement of all parties, this agreement will either: (1) continue with a series of one year extensions; or (2) be terminated upon the signing of a Joint Marketing and Development Agreement. All companies will work together in good faith to execute a Joint Marketing an Development Agreement within two months of the signing of this MOU.

3.   DEFINITIONS

3.1  PERSPECTIVE

The Keynote service which provides performance monitoring of a given URL from multiple agents around the country and the world


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3.2  LIFELINE

A Keynote service which provides performance monitoring of a given URL from a single agent

3.3  TIERED VALUE PACKAGES:

Generic term for a VeriSign offering which includes a VeriSign Secure Server 1D or Global Server ID and one or more value added offerings, such as NetSure, training, expedited delivery, or Keynote Performance Monitoring

3.4  SECURITY CHANNEL:

Generic term for a VeriSign web site, promoted through Netscape/AOL, which is expected to focus on security related issues and is expected to have a large viewing audience.

4.   Commitments

4.1  Products:

Keynote will grant VeriSign a non- exclusive license to re-sell a one-month duration customized version of Keynote's 10 City Perspective and 25 City Perspective products to VeriSign customers as an integrated part of a VeriSign product offering.

The 10 cities from which measurements will be made in the Keynote 10 City Introductory Perspective service can include up to 2 international locations, the 25 City Introductory Perspective can include up to 4 international locations

Keynote will also grant VeriSign a non-exclusive right to re-sell Keynote Lifeline, a single agent service sold in I -year subscriptions.

4.2  DIRECT SALES AS PART OF TIERED VALUE PACKAGE:

4.2.1     Tiered Value Package Offerings

VeriSign will resell Keynote services as a part of Tiered Value Packaged offerings for VeriSign's Class 3 Secure Server and Global Server ID products. VeriSign anticipates that at least one Tiered Value Package offering will include the introductory version of 10 City Perspective and that at least one Tiered Value Package offering will include an introductory version of 25 City Perspective. VeriSign will not specify a particular price for the Keynote portion of the Tiered Value Package offering to the customer. However, VeriSign and Keynote will jointly assign a value to the Keynote portion of the offering which is equal to Keynote's published list price.

4.2.2     Registration Mechanism

1. When selling Keynote products as part of the Tiered Value Package offering, VeriSign will be responsible for educating, selling, and registering the customer. Keynote will be responsible for establishing a customer account upon receipt of appropriately formatted registration information from VeriSign and for post-sales customer support.

2. All marketing initiatives enacted jointly by VeriSign and Keynote will be co-branded. In addition, all regular monitoring reports sent to the customers in the form of e-mails shall be jointly branded.

3. During the registration process, VeriSign will collect all information necessary for establishing a customer for the Keynote services. In the case of a lifeline customer, this shall include the following: 1) AII contact information normally collected for the technical and billing contacts for VeriSign Class 3 Services 2) The URL which the customer wishes to have monitored 3) The customer's choice of a single city/agent 4) Up to 3 answers to jointly agreed upon demographic questions (e.g. size of company, average number of website visitors, etc.).

4.   In the case of a Perspective customer, collected information shall include
     1) AII contact information normally collected for the technical and billing contacts for VeriSign Class 3 Services 2) The URL which the customer wishes to have monitored 3) answers to jointly agreed upon demographic questions (e.g. size of company, average number of website visitors, etc.)


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5.   VeriSign will provide to Keynote new subscription reports, in an appropriately defined format, which provides all information described above. Within 2 business days of the receipt of that report, Keynote will establish the customer account and deliver to the customer, via e-mail, a user name and password for accessing the account

4.2.3     Sales Support

Keynote will create appropriate web pages to which customers can be directed to view samples of the service.

Keynote will also provide 3 days of training to VeriSign's internet sales team. One Keynote salesperson will be assigned to the VeriSign account.

4.2.4     Customer support

1. Keynote will provide VeriSign with appropriate customer support documentation and FAQ's for use, at VeriSign's discretion, in supporting customers with Keynote-related issues.

2. Keynote will establish a dedicated customer support line which shall be available from 6:00 am to 6:00 pm PST Monday through Friday. VeriSign will transfer customers with Keynote related concerns to that number. In addition, VeriSign shall provide a link to that number as an option on VeriSign's Automated Call Distribution (ACD) system.

3. Service Level Agreement: Keynote will ensure that VeriSign customers of Keynote service enjoy service levels which are equal to or better than those of Keynote's regular, commercial customers. At the time of the writing of the contract, availability for Perspective customers is 90%, and shall not drop below this level.

4.2.5     Warranty

In the event that a VeriSign customer requests a refund due to dissatisfaction with Keynote Lifeline, VeriSign will offer that customer a refund of 100% of the pro-rated remainder of the subscription cost of the offering. Keynote shall repay VeriSign 5O% of this cost.

4.2.6     Subsequent Purchase by Keynote Customers

1. It is assumed that Keynote will attempt to up-sell Introductory Perspective customers to the full service. Keynote will track all such purchases and provide VeriSign with quarterly reports showing such sales and pay VeriSign such fees as are defined in section 4.4.3. Any such campaigns must be coordinated with VeriSign, and must include reasonable mechanisms for protecting consumer privacy.

2. Keynote may also attempt to up-sell Lifeline customers to Perspective after 30 days. Keynote will track all such purchases and provide VeriSign with quarterly reports showing such sales and pay VeriSign such fees as are defined in section 4.4.2. Any such campaigns must be coordinated with VeriSign, and must include reasonable mechanisms for protecting consumer privacy.

3.   VeriSign will renew for Lifeline when the annual-subscription expires.

4.3  OTHER SALES MECHANISMS

VeriSign will promote the Keynote product as part of regular communications with customers (e.g. quarterly newsletters) and through the soon-to-be established Security Channel. Such communications will result in leads for Keynote, which will be directly tracked. Keynote will pay VeriSign for such leads according to the fee schedule below. In such cases, Keynote will pay VeriSign directly for the lead, but will assume all subsequent sales and support responsibility.


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

4.4  FEES

4.4.1     One-time recoverable set-up fees.

To implement the product offerings fundamental to this program, Keynote will construct a network of 5O measurement agents in 25 cities in the USA and International, and establish the management processes inherent in generating and providing the measurements.

This implies that Keynote both has a substantial upfront expenditure to create the network of agents and processes, and the need that the agents measure enough customer URLs to cover their operating costs.

VeriSign will thus make available to Keynote a $250,000 advance prior to activation of the program. Keynote will repay VeriSign by allocating 100% each month of the revenue payments due from VeriSign to Keynote under 4.4.3 below, up to a monthly maximum of $250,000 divided by 24 months - e.g. $10,417 per month.

If the program is generating at least 500 Introductory Perspective sales per month within 6 months from inception, VeriSign will advance a further $25O,000 to Keynote, to be repaid by Keynote allowing VeriSign to deduct from its monthly payments to Keynote the sum of $250,000 divided by the number of months remaining in the contract. If it is not generating such volumes, Keynote reserves the right to trim its agent infrastructure to ensure that its measurement costs stay in line with usage.

In the event that the program is not generating at least 100 Introductory Perspective sales per month within 6 months from inception, either of the parties may elect to terminate this agreement, by providing 60 days advance notice in writing to the other party. In the event of such termination, VeriSign shall be entitled to recover the balance of the $250,000 ratably over the remainder of the term.

4.4.2     Direct Sales of Lifeline

VeriSign has the right to resell a one-year subscription to Keynote Lifeline as a standalone offering not included in a VeriSign Tiered Product offering. The list price for a one-year subscription to Keynote Lifeline is $695. Keynote will sell the one-year subscription to VeriSign for resale for [*] thereby providing VeriSign with a [*] reseller discount. In the event that a Lifeline customer renews through VeriSign for subsequent years, the [*] discount will apply to the then current Keynote list price for Lifeline at the time of renewal.

This progress on Lifeline sales will be reviewed after 6 months. If at that time VeriSign is paying Keynote more than [*] per month in reseller revenues for the Lifeline service the discount will be increased to [*]. If VeriSign is paying Keynote less that [*] per month in reseller revenues for the Lifeline service Keynote and VeriSign will in good faith renegotiate the discount and or volume commitments.

4.4.3     Trial Sales of Perspective

To enable VeriSign to offer the Introductory Perspective product as part of the tiered offering, VeriSign will pay Keynote the Keynote costs of [*] per 10 city subscription and [*] per 25 city subscription to implement this offering.

In the event that Keynote converts this customer into a paying Perspective customer during the life of the VeriSign-bundled introductory Perspective subscription or within 30 days beyond, Keynote will pay VeriSign a onetime conversion bounty of [*].

4.4.5     Most Favored Customer

If Keynote makes available a similar service with better terms to any customer, Keynote shall provide VeriSign with such better terms on a going forward basis for the remainder of the agreement period.

The current list price of a month Keynote 10 city Perspective is $295 and the current list price for a one month 25 city Perspective Service is $495. Should Keynote take actions to reduce the value of these services (e.g. by offering a free one month trial directly on their site or through other channels), Keynote and VeriSign will work together in good faith to preserve the value of the VeriSign Tiered Value Packages by making available to VeriSign new services. These new services will have values of [*] and [*], at a cost to VeriSign of [*] and [*] respectively.

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Confidential ISV MOU                     4

[*] Portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406.

4.4.6 In the event that Keynote converts a VeriSign-bundled Lifeline customer into a paying Perspective customer during the life of the VeriSign-bundled Webline subscription or within 30 days beyond, Keynote will pay VeriSign a one-time conversion bounty of [*].

1. VeriSign and Keynote will work together to define a set of programs (involving lifecycle messaging, use of the security channel, etc.) for generating leads for Keynote.

2. In the event that a program generates leads for Perspective, Keynote will pay VeriSign [*] for each lead which converts into a paying customer within 90 days of receipt of the lead.

4.5  NON-COMPETE

For the term of this MOU, Keynote will not enter into a similar agreement involving the bundling of Keynote services with PKI products and services with other companies offering competitive Public Key Infrastructure (PKI) products and services, such as:

[*]

4.6  OTHER COMMITMENTS

1. Each party shall bear its own expenses in connection with the preparation of this MOU and the Marketing and Services Agreement, unless otherwise expressly noted.

2. Keynote and VeriSign will engage in good-faith negotiations to extend the agreement to VeriSign distribution partners, including ISPs and VeriSign International partners, in a manner that meets the corporate business objectives of both parties.

3. All Companies may assign this Agreement as part of a merger, acquisition, or reorganization, or sale of all or substantially all its assets. Such assignment shall require 30 days written notice to all parties to this agreement.

4. The terms and conditions contained in the various Nondisclosure Agreements entered into by the parties shall govern discussions between the parties relating to this MOU.

5.   Any notice required to be given shall be either (a) personally delivered;
     (b) transmitted by postage prepaid certified mail, return receipt requested; or (c) transmitted by nationally-recognized private express courier to the addresses shown above (or new address provided in accordance with this section), and shall be deemed to have been given on the date of receipt of delivered personally, or two days after deposit in mail or express courier.

6. This MOU shall be construed and governed in accordance with the laws of the State of California.

7.   This MOU will terminate on the occurrence of the earliest of the following:
     (a) the parties enter into the Marketing and Services Agreement or (b) 2 years shall have passed from the effective date and one or more parties have provided written notice of their intent not to exceed this agreement.

8. This MOU constitutes the entire agreement of the parties with respect to its subject matter. No modification of this MOU will be binding on the parties unless it is in writing and signed by authorized representatives of both parties. Nothing herein contains shall be construed to create a joint venture agency or partnership, or to authorize any party as an agent or representative for the other party.

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[*]  Portions of this exhibit have been omitted and filed separately with the
     Commission pursuant to a request for confidential treatment under Rule
     406.

IN WITNESS WHEREOF, the parties by their duly authorized officers, have executed this Memorandum of Understanding as of the Effective Date.

VERSIGN:

VERISIGN, INC.
COMPANY

DELAWARE
STATE OF INCORPORATION

-----------------------------
Signed                   Date

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Title

KEYNOTE:

-----------------------------
Company

-----------------------------
State of Incorporation

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Title






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